EXHIBIT 10.3

GUIDED THERAPEUTICS, INC.

NOTE PURCHASE AGREEMENT
(June-July 2008 Bridge Notes)

    THIS NOTE PURCHASE AGREEMENT (this "Agreement") is made and entered into as of July 7, 2008, by and among GUIDED THERAPEUTICS, INC., a Delaware corporation (the "Company"), and each of the persons listed on Schedule I attached hereto and made a part hereof, and their respective permitted successors and assigns (each such person, a "Noteholder" and, collectively, the "Noteholders").

WITNESSETH:

    WHEREAS, the Noteholders are willing to lend the Company, in the aggregate, Six Hundred, Twenty Five Thousand Dollars ($625,000.00) on the terms and conditions set forth in this Agreement and in the Notes (defined below);

    WHEREAS, the aggregate amount so advanced to the Company by the Noteholders shall be funded in three separate tranches as described herein; and

    WHEREAS, the Company is willing to issue warrants to the Noteholders as described herein;

    NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I DEFINITIONS

Section 1.1 Definitions. In addition to other terms which may be defined herein, the following terms, as used in this Agreement, shall have the following meanings:

(a)     "Acts" has the meaning set forth in Section 5.1(c).

(b)     "Agreement" means this Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

(c)     "Common Stock" means the Company's common stock, par value $.001 per share.

(d)     "Event of Default" has the meaning given such term in Section 6.1.

(e)     "Insolvency Event" means any of the bankruptcy, liquidation, dissolution or cessation of operations of the Company, provided that, in the case of any involuntary bankruptcy or liquidation proceeding, the Company shall have ninety days to stay such proceeding.

(f)     "Loan Documents" means this Agreement and each of the Notes, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

(g)     "Maturity Date" has the meaning set forth in Section 2.3.

(h)     "Notes" shall mean each Promissory Note, substantially in the form attached hereto as Exhibit A and made a part hereof, issued pursuant to the terms of this Agreement, as such Notes may be amended, restated, supplemented, or otherwise modified from time to time.

(i)     "Obligations" means all of the obligations of the Company under the Loan Documents for the payment of the outstanding principal amount of the Notes and all interest accrued thereon.

(j)     "Securities" means each of the Notes and each of the Warrants, whenever issued hereunder or pursuant to the terms hereof, and, upon any exercise of any rights under any Warrant, the shares of Common Stock issued upon exercise of such Warrant.

(k)     "Warrants" means the warrants, each substantially in the form of Exhibit B attached hereto and made a part hereof, issued to the Noteholders in accordance with Section 2.6 of this Agreement.

ARTICLE II SALE OF THE NOTES

Section 2.1 Sale of Notes.

(a)     First Tranche. On May 23, 2008, contemporaneously with the execution of this Agreement, the Company shall issue and sell to each Noteholder, and each Noteholder shall purchase from the Company, a Note with the principal amount set forth opposite such Noteholder's name in the following table (with the aggregate principal amount of the Notes to be issued contemporaneously with the execution of this Agreement to be One Hundred Thousand Dollars ($100,000)) (the "First Tranche Notes"):

NOTEHOLDER	PRINCIPAL AMOUNT
Ressler & Tesh, PLLC	$100,000.00

(b)     Second Tranche. On June 6, 2008, the Company shall issue and sell to each Noteholder, and each Noteholder shall purchase from the Company, a Note with the principal amount set forth opposite such Noteholder's name in the following table (with the aggregate principal amount of the Notes to be issued on such date to be Two Hundred Thousand Dollars ($200,000)) (the "Second Tranche Notes"):

NOTEHOLDER	PRINCIPAL AMOUNT
Richard Blumberg and designated investors	$200,000.00

(c)     Third Tranche. On July 7, 2008, the Company shall issue and sell to each Noteholder, and each Noteholder shall purchase from the Company, a Note with the principal amount set forth opposite such Noteholder's name in the following table (with the aggregate principal amount of the Notes to be issued on such date to be Thirty Four Thousand Dollars ($34,000)) (the "Third Tranche Notes"):

NOTEHOLDER	PRINCIPAL AMOUNT
Dr. George Goll	$3,000.00
Jill T. Gentile	$6,000.00
Gregory S. Petrie	$10,000.00
Mark E. Brennan & Maureen C. Brennan, Jt. Tenants WROS	$15,000.00

(d)     Forth Tranche. On the dates indicated below, the Company shall issue and sell to each Noteholder, and each Noteholder shall purchase from the Company, a Note with the principal amount set forth opposite such Noteholder's name in the following table (with the aggregate principal amount of the Notes to be issued on such date to be Two Hundred Ninety One Thousand Dollars ($291,000)) (the "Forth Tranche Notes"):

NOTEHOLDER	PRINCIPAL AMOUNT	DATE ISSUED
Michael Moore	$50,000.00	June 18, 2008
Benny H. Screws	$26,000.00	June 27, 2008
The Sternfeld Family Trust	$50,000.00	July 7, 2008
L. Peter Reininger	$15,000.00	June 27, 2008
John C. Imhoff (Jr.)	$100,000.00	July 3, 2008
J. E. Funderburke	$50,000.00	July 7, 2008

Section 2.2     Purchase Price. The aggregate purchase price for the Notes purchased pursuant hereto shall be 100% of the principal amount thereof, or an aggregate of Six Hundred Twenty Five Thousand and 00/100 Dollars ($625,000.00) (the "Purchase Price").

Section 2.3     Interest. The outstanding principal balance of each Note shall bear interest at a rate of sixteen percent (16%) per annum, which shall be payable in one lump sum on the first anniversary of the respective date of issuance of each Note (such Note's "Maturity Date") (i.e., the Notes issued contemporaneously with the execution of this Agreement will have a Maturity Date of the first anniversary of the date of execution of this Agreement and Notes issued on May 23, 2008, June 6, 2008, June 18, 2008, June 27, 2008, July 3, 2008 and July 7, 2008, will have a Maturity Date of the first anniversary of such respective dates). Interest on each of the Notes shall be calculated on the basis of a year of 365 days, for the actual number of days elapsed during which the Notes are outstanding.

Section 2.4     Repayment of Principal. The principal amount of each Note shall be due and payable in full on its respective Maturity Date; provided, however, that the Company, in its sole discretion, may prepay all or any part of the principal amount of the Notes at any time, without premium or penalty. Any payments made under the Notes will be applied first to accrued and unpaid interest, if any, and next to repayment of outstanding principal.

Section 2.5     Pari Passu Nature of Obligations on Notes. Each Noteholder agrees that it and the other Noteholders shall share, on a pari passu basis and pro rata based upon the amount of outstanding principal and accrued interest under each Noteholder's respective Notes in relation to the total amount of outstanding principal and accrued interest under all Noteholders' Notes, all payments with respect to the Obligations made by the Company or received by any Noteholder from any source. In furtherance of such pari passu sharing, each of the parties hereto agrees that:

(a)     If any Noteholder receives any payment or collection whatsoever with respect to the Obligations, such Noteholder shall immediately forward to each of the other Noteholders such other Noteholder's respective share of such payment or collection, and, until such time as such payment is made, the Noteholder receiving such excess amounts shall hold such excess in trust for the benefit of the other Noteholders.

(b)     Each of the Noteholders agrees to cooperate with the other Noteholders in determining which of them is entitled to receive any payments and collections on the Obligations, including, without limitation, by providing upon reasonable request a reasonable accounting of any payments received with respect to the Obligations.

(c)     The Company agrees that it will not prefer or favor one Noteholder over any other Noteholder and that it will make payment to the Noteholders on the Obligations strictly on the pari passu basis described herein.

(d)     If any one or more Noteholders fails or refuses for whatever reason to share with other Noteholders any payments or collections such Noteholder receives in excess of the amount it is entitled to receive under this Article II, the Company shall not be liable for such amount.

Section 2.6     Warrants. Contemporaneously with the issuance by the Company of each Note pursuant to Section 2.1 above, the Company shall also issue to the Noteholder a Warrant to purchase a number of shares of Common Stock equal to thirty percent (30%) of the principal amount of such Note divided by $0.65.

Section 2.7     Subsequent Financing. The Company intends, although there can be no assurance, to effect an additional financing as promptly as practicable after the date of this Agreement. In the event the Company effects an additional financing prior to February 1, 2009, whether through the issuance of additional debt or equity, the Noteholders will be given the opportunity to participate in such additional financing by rolling over the outstanding principal and interest under their Notes into the new securities to be issued pursuant to the additional financing. For the avoidance of doubt, nothing in this Section 2.7 shall be construed to obligate a Noteholder to so participate in an additional financing.

ARTICLE III CLOSING

Section 3.1     Initial Closing. The closing of the purchase and sale of the all the Tranche Notes shall take place contemporoaneously with the execution of this Agreement.

Section 3.2     Deliveries at Closing. At each closing, the Company shall deliver a Note and a Warrant to each of the Noteholders, and each of the Noteholders will pay its respective portion of the Purchase Price to the Company to be paid on such date, in immediately available funds via wire transfer in accordance with the Company's instructions or certified check made payable to the Company.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Noteholders as follows:

Section 4.1     Organization and Standing; Charter and Bylaws. The Company is a corporation duly organized and validly existing under the laws of, and is in good standing in, the State of Delaware. The Company has the corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted.

Section 4.2     Corporate Power. The Company has the corporate power and authority to enter into the Loan Documents and the Warrants and to carry out and perform its other obligations under the terms thereof.

Section 4.3     Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under the Loan Documents and the Warrants, for the authorization, issuance and delivery by the Company of the Notes, for the authorization, issuance and delivery of the Warrants and for the authorization, issuance and delivery of the Common Stock issuable upon exercise of any rights under any Warrant, has been taken. This Agreement constitutes the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 4.4    Compliance with Other Instruments. The Company is not, except as set forth in Schedule 4.4 hereto, in violation of any term of (a) its Certificate of Incorporation or Bylaws, (b) any provision of any material mortgage, indenture, contract, agreement or instrument to which it is a party or by which it or its assets are bound, or (c) any judgment, decree or order binding upon the Company. The execution, delivery and performance of and compliance with the Loan Documents, the issuance of the Notes, the issuance of the Warrants, and the issuance of Common Stock upon exercise of any Warrant, will not result in any such violation or be in conflict with or constitute a default under any of the terms or provisions of any document described in the first sentence of this section.

ARTICLE V REPRESENTATIONS OF THE NOTEHOLDERS

Section 5.1     Each of the Noteholders hereby, severally, represents and warrants to the Company as follows:

(a)     the Securities will be held by such Noteholder for investment for such Noteholder's own account and not with a view to, or for, resale, transfer, or distribution;

(b)     such Noteholder has no intention of participating directly or indirectly in a distribution of the Securities;

(c)     such Noteholder understands that the Securities being issued have not been registered under the Securities Act of 1933, as amended, or the Georgia Securities Act of 1973, as amended (collectively, the "Acts"), or any other applicable blue sky law, by reason of special exemptions thereunder, including pursuant to an exemption under Section 10-5-9(13) of the Georgia Securities Act of 1973, as amended, that depend upon the investment intent of such Noteholder as represented to in this Section 5.1;

(d)     such Noteholder has such knowledge and experience in financial and business matters that such Noteholder is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect its own interests in connection with the investment in the Company;

(e)     such Noteholder has evaluated the risks of investing in the Securities and has determined that the Securities are a suitable investment for such Noteholder;

(f)     such Noteholder understands that, by reason of the exemptions to be relied upon in connection with the issuance of the Securities, the Securities issued to such Noteholder will not be freely transferable, that any proposed sale or other transfer of such Noteholder may be prohibited and will in any event be subject to significant restrictions, and that any documents representing the Securities will bear a legend to such effect, and a stop-transfer order with respect to such Securities will be placed with the Company's transfer agent (or noted in the Company's records if the Company acts as its own transfer agent);

(g)     such Noteholder understands and agrees that the Company may, if it desires, refuse to transfer the Securities in order to insure compliance with the Acts and any applicable blue sky law unless (i) a registration statement under the Acts and any applicable blue sky law is then in effect with respect to the Securities; or (ii) such Noteholder's request for transfer is accompanied by a written opinion from legal counsel reasonably satisfactory to the Company to the effect that exemptions from registration under the Acts and any other applicable blue sky law are available with respect to the proposed transfer and that no such registration is required; or (iii) such Noteholder's request for transfer is accompanied by no-action letters or their then-equivalent with respect to such transfer issued by the staff of the Securities and Exchange Commission and the applicable state securities commissions;

(h)     such Noteholder understands and agrees that such Noteholder must bear the economic risk of the Securities for an indefinite period of time because, among other reasons, the Securities have not been registered under the Acts or any other applicable blue sky law; and

(i)     such Noteholder is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Section 5.2     Authorization. Each Noteholder has the capacity, power, and authority to perform its obligations under the Loan Documents and the Warrants. All action on the part of each Noteholder necessary for the authorization, execution, delivery and performance of all obligations of the Noteholder under this Agreement has been taken. The Loan Documents constitute each Noteholder's valid and binding obligation, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought.

ARTICLE VI EVENTS OF DEFAULT

Section 6.1     Event of Default. An "Event of Default" means the occurrence of any one or more of the following:

(a)     The Company shall fail to pay any of the Obligations within five days after the date on which same becomes due and payable;

(b)     The Company shall fail to perform any material covenant contained hereunder or in the other Loan Documents and such failure shall continue for a period in excess of thirty (30) days after written notice and demand for cure is received by the Company from any of the Noteholders; or

(c)     an Insolvency Event shall occur.

Section 6.2     Remedies. During the continuation of any Event of Default, the Noteholders shall have all such rights as are available at law or in equity or in any of the Loan Documents. All such remedies shall be cumulative. Moreover, during the continuation of any Event of Default, those Noteholders holding more than 66% of the aggregate outstanding principal amount of the Notes may, by written notice to the Company, accelerate the unpaid principal amount of the Notes and any accrued but unpaid interest under Section 2.3, whereupon such Obligations shall become immediately due and payable. Any term, condition, or provision of this Agreement or the other Loan Documents to the contrary notwithstanding, each Noteholder agrees that, before taking any action against the Company, it will confer with the other Noteholders and negotiate in good faith to join each of the Noteholder's respective actions against the Company relating to the Loan Documents or the Obligations into one suit or action. Only upon the failure of such conferences and negotiations to result in a litigation strategy uniform among all of the Noteholders may any one Noteholder bring an action against the Company relating to the Loan Documents or the Obligations.

ARTICLE VII MISCELLANEOUS

Section 7.1    Governing Law; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Georgia. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH NOTEHOLDER AND THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH NOTEHOLDER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

Section 7.2     Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Noteholders and the Company. None of the Company, on the one hand, or a Noteholder, on the other, shall have the right to assign its respective rights and obligations under this Agreement without the consent of the other.

Section 7.3     Entire Agreement; Amendment. The Loan Documents and the Warrants constitute the complete understanding and agreement among the parties with regard to the subject matter thereof. No Loan Document or any term therein may be amended, waived, discharged or terminated orally, but only by a written instrument signed by the Company and those Noteholders holding more than fifty percent of the outstanding principal amount of all Notes. Any such amendments, waivers, discharges, or terminations shall be binding upon all Noteholders; provided, however, that no changes to the definition of Maturity Date, the principal amount of the Notes, the number of shares represented by each Warrant or the interest rates provided for herein will be effective unless evidenced in a writing signed by the Company and all of the Noteholders.

Section 7.4     Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement or any other Loan Document shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by facsimile as follows:

if to the Company, at the following address or such other address as the Company shall have furnished to the Noteholders in writing:

Guided Therapeutics, Inc.
4955 Avalon Ridge Parkway, Suite 300
Norcross, Georgia 30071
Attn: Mark Faupel
Fax: 770-242-3178
Phone: 770-242-8723

if to a Noteholder, at the address for such Noteholder shown on Schedule I, or at such other address as such Noteholder shall have furnished to the Company and the other Noteholders in writing.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (a) if by personal delivery, on the day after such delivery, (b) if by certified or registered mail, on the seventh business day after the mailing thereof, (c) if by next day or overnight mail or delivery, on the day delivered, (d) if by facsimile, on the next day following the day on which such telecopy was sent, provided that copy is also sent by certified or registered mail.

Section 7.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

THE COMPANY:

GUIDED THERAPEUTICS, INC.

BY: /s/ Mark L. Faupel

Mark L. Faupel, Ph.D.
TITLE: President & Chief Executive Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE.]

THE NOTEHOLDERS:

/s/ Allen Ressler
Allen Ressler for Ressler & Tesh PLLC

/s/ Richard Blumberg
Richard Blumberg (and/for designated investors)

/s/ George Goll
Dr. George Goll

/s/ Jill T. Gentile
Jill T. Gentile

/s/ Gregory S. Petrie
Gregory S. Petrie

/s/ Mark E. Brennan
Mark E. Brennan and #9;

/s/ Maureen C. Brennan
Maureen C. Brennan, Jt. Tenants WROS

/s/ Michael Moore
Michael Moore

/s/ Benny H. Screws
Benny H. Screws

/s/ L. Peter Reininger
L. Peter Reininger

/s/ Daniel Sternfeld
Daniel Sternfeld for Sternfeld Family Trust

/s/ John C. Imhoff
John C. Imhoff

/s/ J. E. Funderburke
J. E. Funderburke

SCHEDULE I

NOTEHOLDERS
Ressler & Tesh, PLLC c/o Allen Ressler	Richard Blumberg (and designated investors)
Dr. George Goll	Jill T. Gentile
Gregory S. Petrie	Mark E. Brennan & Maureen C. Brennan, Jt. Tenants
Michael Moore	Benny H. Screws
L. Peter Reininger	Sternfeld Family Trust c/o Dr. Daniel Sternfeld
John C. Imhoff (Jr.)	J. E. Funderburke

EXHIBIT A

FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, OR ANY OTHER STATE SECURITIES LAW. THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD, OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE HEREOF BE RECOGNIZED BY THE MAKER HEREOF AS HAVING ANY INTEREST IN THIS PROMISSORY NOTE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS PROMISSORY NOTE UNDER ANY APPLICABLE STATE LAW AND THE FEDERAL ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED BY REASON OF AN EXEMPTION FROM REGISTRATION UNDER ANY APPLICABLE STATE LAW AND THE FEDERAL ACT.

Atlanta, Georgia

SCN #____                                                                                         ________, 2008

    For value received, GUIDED THERAPEUTICS, INC., a Delaware corporation (the "Company"), promises to pay to the order of [___________________], an individual with an address of [___________________] (the "Noteholder"), the principal sum of [___________________] AND NO/100 DOLLARS ($[__________]) on the dates and in the amounts provided in the Note Purchase Agreement described below. The Borrower promises to pay interest on the unpaid principal amount of this Promissory Note on the dates and at the rate or rates provided for in the Note Purchase Agreement. All such payments of principal and interest shall be made in lawful money of the United States in federal or other immediately available funds at the address for Noteholder specified in the Note Purchase Agreement, or such other address as may be specified from time to time pursuant to the Note Purchase Agreement.

    This Promissory Note is issued pursuant to that certain Note Purchase Agreement, dated July 7, 2008, by and among the Company and the Noteholders named therein (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Note Purchase Agreement"). This Promissory Note is one of the "Notes" referred to in the Note Purchase Agreement.

    Reference is made to the Note Purchase Agreement for provisions regarding the optional and mandatory prepayment of this Promissory Note and the acceleration of the maturity hereof.

    The Company hereby waives presentment, demand, protest, notice of demand, protest and nonpayment and any other notice required by law relative hereto, except to the extent as otherwise may be expressly provided for in the Note Purchase Agreement.

[SIGNATURE ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed by its duly authorized officer as of the day and year first above written.

            GUIDED THERAPEUTICS, INC.

            By: ___________________________________

            Printed Name: Mark L. Faupel, Ph.D.
Title:     President & CEO

EXHIBIT B

FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE WARRANT AND THE SHARES OF COMMON STOCK UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THIS WARRANT.

GUIDED THERAPEUTICS, INC.

COMMON STOCK WARRANT

_________ shares of Common Stock

_________ ___, 2008

GUIDED THERAPEUTICS, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that __________________ or its registered assigns ("Holder"), is entitled, subject to the provisions hereof, to purchase from the Company, at any time or from time to time prior to the Expiration Date (as defined below), [_______] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (defined below) of the Company at a purchase price of $0.78 per share (the "Warrant Price"), all subject to the terms, conditions and adjustments set forth below in this warrant (this "Warrant"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Section 5 hereof.

1.     Exercise of Warrant.

1.1     Manner of Exercise. This Warrant may be exercised by Holder, in whole or in part, during normal business hours on any Business Day during the Exercise Period by its surrender to the Company at the principal executive office of the Company, accompanied by (i) a subscription in the form of Schedule 1 hereto duly executed by such Holder and (ii) payment in cash or by certified or official bank check payable to the order of the Company or by wire transfer in the amount obtained by multiplying (a) the number of shares of Common Stock issuable upon exercise of this Warrant and designated in such subscription by (b) the Warrant Price.

1.2     When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time, the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the stockholder(s) of record thereof.

1.3     Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Company at its expense will cause to be issued to and delivered or registered in the name of Holder hereof or, subject to Section 3, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day immediately preceding the date of such exercise. If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as certificates issued pursuant the exercise hereof do not bear a legend and Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to Holder by crediting the account of Holder with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to Holder physical certificates representing the Warrant Shares so purchased. Further, Holder may instruct the Company to deliver to Holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by Holder hereof, shall be registered in the name of such Holder and shall bear a restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to Holder a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for issuance of the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares so designated by such Holder upon such exercise as provided in Section 1.1.

1.4     Representations of the Company.

The Company represents, warrants and acknowledges to Holder that:

1.4.1     it is a corporation duly formed and validly existing in the State of Delaware;

1.4.2     it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of the Warrant at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the Holder thereof.

1.4.3     this Warrant has been duly authorized and approved by all requisite action of the Company, and constitutes a valid and binding agreement of the Company; and

1.4.4     when issued in accordance with the terms of this Warrant, the shares of Common Stock covered by this Warrant will be duly authorized and validly issued, fully paid and nonassessable.

2.     Certain Adjustments.

2.1     Stock Dividends, Subdivisions and Combination. If the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares (including by way of a stock dividend), the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable under this Warrant shall be proportionately increased. Conversely, if the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable under this Warrant shall be proportionately decreased.

2.2     Reclassification, Exchange, and Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock or other securities of the Company, including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), Holder shall, on its exercise, be entitled to receive the kind and number of shares of Common Stock or Other Securities which Holder would have owned or been entitled to receive had such Warrant been exercised in full immediately prior to the happening of such reclassification, exchange or substitution for the same aggregate consideration. If the Company shall at any time change its Common Stock or Other Securities, as the case may be, into the same or a different number of shares of any other class or classes of stock or Other Securities, as the case may be, the Warrant Price then in effect immediately before that reclassification, exchange or substitution shall be adjusted by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock or Other Securities, as the case may be, purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock or Other Securities, as the case may be, purchasable immediately thereafter. An adjustment made pursuant to this Section 2.2 shall become effective immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

2.3     Reorganization, Mergers or Consolidations. In the event of a reorganization, merger or consolidation of the Company with or into another entity, then, as part of such reorganization, merger or consolidation, lawful provision shall be made so that Holder shall thereafter be entitled to receive upon exercise of this Warrant, at any time during the Exercise Period and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or Other Securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which Holder would have been entitled in such reorganization, merger, or consolidation if this Warrant had been exercised immediately before that reorganization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the reorganization, merger or consolidation to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of shares of Common Stock purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Common Stock or Warrants or other property deliverable after than event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to Holder at the address of Holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of shares of Common Stock purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant. Notwithstanding the foregoing, in the event of any transaction described in this Section 2.3 in which the consideration to be received by holders of Common Stock is payable only in cash, Holder shall be entitled only to cash in the amount, if any, that such cash payment per share exceeds the Warrant Price.

2.4     Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or number or kind of the shares of Common Stock purchasable pursuant to this Warrant, and Warrants theretofore or hereunder issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; provided, however, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate may be in the form so changed.

3.     Restrictions on Transfer.

3.1     Restrictive Legends. Except as otherwise permitted by this Section 3, each Warrant originally issued, each Warrant issued upon direct or indirect transfer, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form, if applicable:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM."

3.2     Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under such Act), Holder thereof will give written notice to the Company of such Holder's intention to effect such transfer and to comply in all other respects with this Section 3.2. Each such notice shall (a) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below, and (b) designate counsel for Holder giving such notice, which counsel shall be reasonably satisfactory to the Company. Holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

3.2.1     if in the written opinion of such counsel for Holder, obtained at Holder's sole cost and expense and a copy of which shall be delivered to the Company and shall be reasonably satisfactory in form, scope and substance to the Company, the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws, such Holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each Restricted Security or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 3.1 unless, in the opinion of such counsel, such legend is no longer required to ensure compliance with the Securities Act and applicable state securities laws; and

3.2.2     if the opinion of such counsel rendered pursuant to the foregoing subdivision 3.2.1 is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws (such opinion to state the basis of the legal conclusions reached therein), such Holder shall not be entitled to transfer such Restricted Securities (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under the Securities Act) until receipt by the Company of a further notice and a further opinion of counsel for such Holder to the effect stated in subdivision 3.2.1 above or until registration of such Restricted Securities under the Securities Act and applicable state securities laws has become effective.

3.3     Termination of Restrictions. The restrictions imposed by this Section 3 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities upon sale of the Restricted Securities in an offering registered under the Securities Act or when, in the opinion of counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 3.1.

4.     Ownership, Transfer and Substitution of Warrants. The Company, may treat the Person in whose name this Warrant is registered on the register kept at the principal executive office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 3, a Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

5.     Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

    "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which U.S. Federal Reserve member banks are not open for business in Atlanta, Georgia.

    "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

    "Common Stock" shall mean, the common stock, par value $.001 per share, (or other common equity interest, however denominated) of the Company and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

    "Company" shall have the meaning specified in the opening paragraph of this Warrant, including any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 2.

    Exercise Period" shall mean the date commencing on the first (1st) anniversary of the Original Issue Date and ending on the sixth (6th) anniversary of the Original Issue Date; provided that, if the Expiration Date occurs prior to the first (1st) anniversary of the Original Issue Date pursuant to clause (ii) of the definition of Expiration Date, then the Exercise Period shall commence on the date of the written notice to be given to Holder pursuant to said clause (ii).

    "Expiration Date" shall mean the sooner to occur of (i) the Scheduled Expiration Time or (ii) any of the following (provided written notice of same is given to Holder at least fifteen (15) days prior to the occurrence thereof):

(x)     the merger, reorganization or consolidation of the Company into or with another corporation in which the shareholders of the Company immediately preceding such merger, reorganization or consolidation (solely by virtue of their shares or other securities of the Company) shall own less than fifty percent (50%) of the voting securities of the surviving corporation;

(y)     the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), of all or substantially all the assets of the Company, whether pursuant to a single transaction or a series of related transactions or plan, to any entity fifty percent (50%) or more of the voting securities of which are not beneficially owned (as determined in accordance with the rules and regulations promulgated under the federal Securities Exchange Act of 1934) by all or substantially all of the individuals and entities that were the beneficial owners of the Company's voting securities prior to such transaction or transactions; or

(z)     the sale or transfer, whether in a single transaction or pursuant to a series of related transactions, of securities of the Company such that all holders of voting securities of the Company immediately prior to such transaction or series of related transactions do not hold after such transaction a majority of the Company's voting securities.

    "Holder" shall have the meaning specified in the opening paragraph of this Warrant.

    "Market Price" shall mean, per share of Common Stock on any date specified herein, (a) the last sale price on such date of such Common Stock or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Common Stock on such date, or (c) if such Common Stock is not then designated, as a national market system security by the average National Association of Securities Dealers, Inc., but is trading on either the over-the-counter market on the OTC Bulletin Board or the "Pink Sheets", the last sale price as reported by the National Quotation Bureau, or (d) if neither (a), (b) nor (c) is applicable, a price per share thereof equal to the fair value thereof determined in good faith by a resolution of the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

    "Original Issue Date" shall have the date this Warrant was first issued.

    "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which Holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.

    "Person" shall mean a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency.

    "Restricted Securities" shall mean (a) any Warrants bearing the applicable legend set forth in Section 3.1, (b) any shares of Common Stock (or Other Securities) issued upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section and (c) any shares of Common Stock (or Other Securities) issued subsequent to the exercise of the Warrant as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

    "Scheduled Expiration Time" shall mean 5:00 p.m., Eastern Standard time on the sixth (6th) anniversary of the Original Issue Date.

    "Securities Act" shall mean the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "Warrant" shall have the meaning specified in the first paragraph above.

    "Warrant Price" shall have the meaning specified in the first paragraph of this Warrant.

6.     No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof any rights as a stockholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

7.     Notices. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed to:

if to Holder:

if to the Company:

Mark Faupel
Guided Therapeutics, Inc.
4955 Avalon Ridge Parkway, Suite 300
Norcross, Georgia 30071

The address provided in this Section 7 may be modified by the Company by providing Holder notice in writing; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

8.     Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provision of this Warrant which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the substantive laws of the State of Georgia without reference to the choice of law rules thereof. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

9.     Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

10.     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

11.     Expiration. The right to exercise this Warrant shall expire on the Expiration Date.

GUIDED THERAPEUTICS, INC.

By: ___________________________________

Name: Mark L. Faupel, Ph.D.
Title: President & CEO

Schedule 1

SUBSCRIPTION FORM

To: GUIDED THERAPEUTICS, INC.

    The undersigned irrevocably elects to purchase _________ shares of Common Stock of the Company by exercising the Warrant to which this form is attached and tenders payment of the full Warrant Price with respect to such shares of Common Stock. The undersigned requests that the certificates representing the shares of Common Stock of the Company as to which the Warrant is being exercised be registered as follows:

Name:        ___________________________________

Social Security or Employer Identification Number:     ___________________________________

Address:      ___________________________________

Deliver to:    ___________________________________

Address:      ___________________________________

☐ The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Subscription Form to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program and the Common Stock issuable pursuant to this Subscription Form may be issued without a restrictive legend if permitted under the applicable securities laws.

☐ In lieu of receiving the shares of Common Stock issuable pursuant to this Subscription Form by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

    The undersigned represents and warrants that it is an accredited investor within the meaning of Regulation D promulgated under the Securities Act and is purchasing the Warrant Shares for his own account for investment, and not with a view to, or for resale in connection with the distribution thereof, and has no present intention of distributing or reselling any Warrant Shares, and in making the foregoing representations, the undersigned is aware that he must bear, and is able to bear, the economic risk of such investment for an indefinite period of time. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of this Warrant except under circumstances that will not result in a violation of the Securities Act of 1933, as amended.

    If the number of shares of Common Stock of the Company as to which the Warrant is being exercised are fewer than all the shares of Common Stock of the Company to which the Warrant relates, please issue a new Warrant for the balance of such shares of Common Stock registered in the name of the undersigned and deliver it to the undersigned at the following address:

Address:     ____________________________________________

                  ____________________________________________

Date: ____________________             Signature    _________________________

(Signature must conform with the name of Holder as specified on the face of the Warrant)